UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. ( )

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ADVANCED SERIES TRUST
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ADVANCED SERIES TRUST

AST High Yield Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

November __, 2010

To the Shareholders:

On April 29, 2010, at a special meeting of the Board of Trustees of Advanced Series Trust (AST), the Trustees approved a new subadvisory agreement and certain investment policy changes for the AST High Yield Portfolio (the Portfolio). Effective September 10, 2010, J. P. Morgan Investment Management Inc. (JP Morgan) became the new subadviser.

AST Investment Services, Inc. (ASTI) and Prudential Investments LLC (PI), as the investment managers of AST, have: (i) entered into a new subadvisory agreement with JP Morgan relating to the Portfolio and (ii) terminated the subadvisory agreement with Pacific Investment Management Company LLC (PIMCO) relating to the Portfolio. The investment management agreement relating to the Portfolio will not change as a result of JP Morgan’s replacement of PIMCO as a subadviser for the Portfolio.

This information statement describes the circumstances surrounding the Trustees' approval of the new subadvisory agreement and provides you with an overview of its terms. PI and ASTI will continue as AST’s investment managers. This information statement does not require any action by you. It is provided to inform you about JP Morgan’s replacement of PIMCO as subadviser for the Portfolio.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ADVANCED SERIES TRUST

AST High Yield Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

November 30, 2010

This information statement is being furnished in lieu of a proxy statement to beneficial shareholders of the AST High Yield Portfolio (the Portfolio or the High Yield Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued to the Trust by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits the Trust's investment managers to hire new subadvisers that are not affiliated with the investment managers, to terminate subadvisory agreements, and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.

AST is a management investment company registered under the Investment Company Act of 1940 (the 1940 Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.

The Trustees of AST are collectively referred to herein as the "Board" or "Trustees." The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102. AST Investment Services, Inc. (ASTI) and Prudential Investments LLC (PI and, together with ASTI, the Managers) serve as the investment managers of AST.

This information statement relates to the approval by the Board of: (i) a new subadvisory agreement (the Subadvisory Agreement) and (ii) the termination of another subadvisory agreement, as described below:

At a meeting of the Board held on April 29, 2010, the Board unanimously approved: (i) a new subadvisory agreement between the Managers and J. P. Morgan Investment Management Inc. (JP Morgan) with respect to the Portfolio (the Subadvisory Agreement) and (ii) the termination of the subadvisory agreement between the Managers and Pacific Investment Management Company LLC (PIMCO) with respect to the Portfolio. At the same meeting, the Board also approved a new subadvisory agreement between Prudential Investment Management, Inc. (PIM) and the Managers with respect to the Portfolio. Because PIM is an affiliate of the Managers, shareholder approval of the arrangements with PIM was required, and Portfolio shareholders approved the arrangements with PIM at a shareholder meeting held in August 2010. These revised subadvisory arrangements became effective as of September 10, 2010.

JP Morgan is currently the subadviser for 40% of the Portfolio’s assets, with PIM acting as subadviser for the remaining 60%. The percentage allocations between the subadvisers is subject to change by the Managers.

The Trust is providing this information statement to contract owners who had contract values invested in the Portfolio as of the close of business on September 10, 2010. The Portfolio will pay for the costs associated with preparing and distributing this information statement to Portfolio shareholders. This information statement will be mailed on or about November 30, 2010.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Annual and Semi-Annual Reports

The Trust’s annual and semi-annual reports are sent to shareholders. Only one report is delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Trust’s most recent annual and semi-annual reports may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

BOARD APPROVAL OF THE SUBADVISORY AGREEMENT

At an April 29, 2010, in-person meeting of the Board of Trustees of AST High Yield Portfolio (the “Portfolio”) at which a majority of the Trustees were in attendance (including all of the Independent Trustees), the Board considered new subadvisory agreements (each an “Agreement” and jointly the “Agreements”) with Prudential Investment Management, Inc. (“PIM”) and J.P. Morgan Investment Management, Inc. (“JP Morgan”) for the Portfolio. Before approving the Agreements, the Trustees reviewed investment performance and organizational materials regarding PIM and JP Morgan and their proposed portfolio management teams and received a formal presentation from the Managers.

At the meeting, the Board received and considered a presentation by the Managers that detailed the reasons why they recommended that the Board appoint new subadvisers for the Portfolio. The Managers recommended that the Board approve a multi-subadviser framework for the Portfolio, which would result in the appointment of PIM and JP Morgan to replace the existing subadviser, Pacific Investment Management Company LLC (“PIMCO”). PI recommended a multi-subadviser framework for a number of reasons, including the reduction of capacity and liquidity constraints during periods of significant cash inflows into the Portfolio or redemptions out of the Portfolio, the opportunity for the Portfolio to benefit from style balance resulting from utilizing different subadvisers to each independently manage a portion of Portfolio assets, and reducing manager-specific risk. In approving the agreements, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the factors they deemed relevant, including the nature, quality and extent of services provided, the performance of the Portfolio, the profitability of the Managers and their affiliates, expenses and fees, and the potential for economies of scale that may be shared with the Portfolio and its shareholders.

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Portfolio by PIMCO under the current subadvisory agreement and those that would be provided by JP Morgan and PIM under the new subadvisory agreements, noting that the nature and extent of services under the existing and new agreements were generally similar in that each of PIMCO, JP Morgan and PIM were each required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations. The Board also noted that JP Morgan and PIM currently subadvise several other Prudential insurance funds.

With respect to the quality of services, the Board considered, among other things, the background and experience of the JP Morgan and PIM management teams. The Board met with representatives from JP Morgan and PIM and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to JP Morgan and PIM. The Board noted that it received a favorable compliance reports from PI Compliance as to JP Morgan and PIM.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by JP Morgan and PIM and that there was a reasonable basis on which to conclude that the Portfolio would benefit from the subadvisory services to be provided by JP Morgan and PIM under the new subadvisory agreement.

Performance

The Board also considered that it was approving JP Morgan and PIM as subadvisers for the Portfolio and that JP Morgan and PIM would be implementing their respective high yield bond investment strategies for the Portfolio. The Board noted that each of JP Morgan and PIM currently manages individual pooled investment vehicles that are primarily based on their respective high yield bond investment strategies. The Manager provided information to the Board concerning the historical investment performance of the JP Morgan and PIM high yield bond composites.

Investment Subadvisory Fee Rates

The Board considered the proposed subadvisory fee rates payable by the Manager to JP Morgan and PIM under the proposed new subadvisory agreements. Based on the current net asset level of the Portfolio and the proposed initial division of Portfolio assets between JP Morgan and PIM, the effective subadvisory fee rate to be paid to: (i) J.P. Morgan under the proposed subadvisory arrangements is higher than the subadvisory fee rate paid to PIMCO under the current subadvisory arrangements; (ii) PIM under the proposed subadvisory arrangements is the same as the subadvisory fee rate paid to PIMCO under the current subadvisory arrangements; and (iii) the new subadvisers in the aggregate under the proposed subadvisory arrangements is higher than the subadvisory fee rate paid to PIMCO under the current subadvisory arrangements. The Board indicated that any change to the net investment management fees to be retained by the Manager under the proposed subadvisory arrangements would be reviewed along with the above-described factors in connection with future annual reviews of advisory agreements. The Board concluded that the proposed subadvisory fee rates under the new subadvisory agreement were reasonable.

Profitability

Because the engagement of JP Morgan and PIM with respect to the Portfolio is new, there is no historical profitability with regard to the proposed subadvisory arrangements with the Portfolio. The Board noted that profitability would be reviewed in connection with future annual reviews of advisory agreements.

Economies of Scale

The Board noted that the proposed subadvisory fee schedules for JP Morgan contained a breakpoint that would reduce the subadvisory fee rate on all assets above a specified level, while the subadvisory fee rate for PIM did not contain any breakpoints. The Board also noted that it would consider economies of scale in connection with future annual reviews of advisory agreements.

Other Benefits to the Subadvisers or their Affiliates from Serving as Subadviser

The Board considered potential ancillary benefits that might be received by JP Morgan and PIM and their affiliates as a result of their relationship with the Portfolio. The Board concluded that the potential benefits to be derived by JP Morgan and PIM included the ability to use soft dollar credits, brokerage commissions received by affiliates of JP Morgan and PIM, as well as the potential benefits consistent with those generally resulting from an increase in assets under management, specifically, potential access to additional research resources and benefits to the reputation. The Board concluded that the benefits to be derived by JP Morgan and PIM were consistent with the types of benefits generally derived by subadvisers to mutual funds.

After consideration of these factors, the Board concluded that the approval of the subadvisory agreements was in the interest of the Portfolio and its shareholders.

Terms of the Subadvisory Agreement

Under the Subadvisory Agreement, JP Morgan is compensated by the Managers (and not the Portfolio) for the portion of assets it manages as follows:

Subadviser	Contractual Subadvisory Fee Rates
JP Morgan	0.27% of average daily net assets to $1 billion; 0.25% of average daily net assets over $1 billion

 The Subadvisory Agreement provides that, subject to the supervision of the Managers and the Board, JP Morgan is responsible for managing the investment operations of a portion of the Portfolio’s assets and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, JP Morgan will provide the Managers with all books required to be maintained by an investment subadviser and will render to the Trustees such periodic and special reports as the Board may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust's management agreement with the Managers, and (3) the Subadvisory Agreement may be terminated at any time by JP Morgan or by the Managers on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, JP Morgan will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

MANAGEMENT OF THE TRUST

The Managers

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, and ASTI, One Corporate Drive, Shelton, Connecticut 06484, serve as AST's managers under a management agreement (the AST Management Agreement), dated as of May 1, 2003, and renewed thereafter as required by the 1940 Act. PI and ASTI are both wholly owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 0712-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. ASTI is organized as a Connecticut corporation. As of September 30, 2010, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, and those companies had aggregate assets of approximately $133.2 billion.

The AST Management Agreement was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the 1940 Act), on June 23, 2010. The beneficial shareholders of AST last approved the AST Management Agreement on February 9, 2007.

Terms of the AST Management Agreement

Pursuant to the AST Management Agreement, the Managers are subject to the supervision of the Trustees of AST and, in conformity with the stated policies of AST, the Managers manage both the investment operations of AST and the composition of AST's investment portfolio, including the purchase, retention and disposition of portfolio securities. The Managers are authorized to enter into subadvisory agreements for investment advisory services in connection with the management of AST. The Managers will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Managers review the performance of all subadvisers engaged for AST, and make recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Managers are obligated to keep certain books and records of each AST Portfolio. The Managers also administer AST's business affairs and, in connection therewith, furnish AST with office facilities, together with those ordinary clerical and bookkeeping services that are not furnished by PFPC Trust Company (PFPC), AST's custodian, and Prudential Mutual Fund Services LLC (PMFS), AST's transfer and dividend disbursing agent, and PNC Global Investment Servicing (U.S.) Inc., AST’s sub-transfer agent. The management services of the Managers for AST are not exclusive under the terms of the AST Management Agreement, and the Managers are free to, and do, render management services to others.

The Managers have authorized any of their officers and employees who have been elected as Trustees or officers of the Trusts to serve in the capacities in which they have been elected. All services furnished by the Managers under the AST Management Agreement may be furnished by any such officers or employees of the Managers.

In connection with its management of the business affairs of AST, the Managers bear the following expenses:

• the salaries and expenses of all of its and AST's personnel, except the fees and expenses of Trustees who are not affiliated persons of the Managers or AST's subadvisers;

• all expenses incurred by the Managers or by AST in connection with managing the ordinary course of AST's business, other than those assumed by AST, as described below; and

• the fees payable to each subadviser for the Portfolio pursuant to the subadvisory agreement among the Managers and relevant subadviser.

  For their services, the Portfolio compensates the Managers as follows:

Portfolio	Current Investment Management Fee Rate (as a percentage of average daily net assets)	Aggregate Investment Management Fees for Fiscal Year Ended December 31, 2009
AST High Yield Portfolio	0.75% of the Portfolio's average daily net assets	$4,454,524

Under the terms of the AST Management Agreement, AST is responsible for the payment of the following expenses:

• the fees payable to the Managers;

• the fees and expenses of Trustees who are not affiliated persons of the Managers or the Portfolio’s subadvisers;

• the fees and certain expenses of the Trust's custodian and transfer and dividend disbursing agent, including the cost of providing records to the Managers in connection with its obligations of maintaining required records of AST and of pricing AST's shares;

• the charges and expenses of AST's legal counsel and independent accountants;

• brokerage commissions and any issue or transfer taxes chargeable to AST in connection with its securities transactions;

• all taxes and corporate fees payable by AST to governmental agencies;

• the fees of any trade associations of which AST may be a member;

• the cost of share certificates representing shares of AST;

• the cost of fidelity and liability insurance;

• the fees and expenses involved in registering and maintaining registration of AST and of its shares with the SEC and qualifying AST shares under state securities laws, including the preparation and printing of AST's registration statements and prospectuses for such purposes;

• allocable communications expenses with respect to investor services and all expenses of contract owner and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to contract owners in the amount necessary for distribution to the contract owners; and

• litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of AST's business.

The AST Management Agreement provides that the Managers will not be liable for any error of judgment or for any loss suffered by AST in connection with the matters to which the AST Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The AST Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The AST Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of AST, by vote of a majority of an AST Portfolio’s outstanding voting securities (as defined in the 1940 Act) or by the Managers, upon not more than 60 days' nor less than 30 days' written notice to AST.

Directors and Officers of PI and ASTI

Set forth below are the names, titles and principal occupations of the principal executive officers of PI. Unless otherwise indicated, the address of each individual is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Kathryn L. Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; Executive Vice President (since December 2008) of Prudential Investment Management Services LLC; formerly Vice President (February 1999-April 2006) of Prudential Investment Management Services LLC; formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (May 2003-June 2005) and Director (May 2003-March 2006) and Executive Vice President (June 2005-March 2006) of AST Investment Services, Inc.; Member of Board of Governors of the Investment Company Institute.

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.

Grace C. Torres	Assistant Treasurer and Senior Vice President

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of Prudential Investments LLC; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

Set forth below are the names, titles and principal occupations of the officers and directors of ASTI. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883.

Name	Position with ASTI	Principal Occupations
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge, and Director (since June 2005) of AST Investment Services, Inc.; Vice President of Prudential Investments LLC
Kathryn L. Quirk	Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.

Scott E. Benjamin	Director and Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Robert M. Falzon	Treasurer

Treasurer (since January 2010) of AST Investment Services, Inc.; Senior Vice President (since January 2010) of Prudential Financial, Inc.; Senior Vice President (since January 2010) of The Prudential Insurance Company of America.

John T. Fleurant	Controller	Controller (since January 2010) of AST Investment Services, Inc.; Treasurer (since January 2010) of The Prudential Insurance Company of America.

Custodian

PFPC Trust Company (PFPC), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as Custodian for the Portfolio’s securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with AST. Subcustodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of AST. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to AST, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, PMFS receives compensation from AST and is reimbursed for its transfer agent expenses which include an annual fee per shareholder account, a monthly inactive account fee per shareholder account and its out-of-pocket expenses; including but not limited to postage, stationery, printing, allocable communication expenses and other costs.

PNC Global Investment Servicing (U.S.) Inc. (PNC) serves as sub-transfer agent to AST. PMFS has contracted with PNC, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate PNC for such services.

Distribution

AST has no principal underwriter or distributor. AST sells its sells directly to insurance company separate accounts that support variable annuity and variable life insurance contracts.

Brokerage

The Portfolio paid the following commissions to affiliated broker-dealers for the fiscal year ended December 31, 2009.

Brokerage Commissions Paid to Wells Fargo Advisors (formerly Wachovia Securities)

Portfolio	Commissions Paid to Wells Fargo	% of Commissions Paid to Wells Fargo	% of Dollar Amount of Transactions Involving Commissions Effected Through Wells Fargo
AST High Yield Portfolio	$322.69		.02

Brokerage Commissions Paid to Other Affiliated Brokers

Portfolio	Commissions Paid to Other Affiliated Brokers	% of Commissions Paid to Other Affiliated Brokers	% of Dollar Amount of Transactions Involving Commissions Effected Through Other Affiliated Brokers
AST High Yield Portfolio	None	N/A	N/A

Shareholder Proposals

As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Second Amended and Restated Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs

Secretary

Dated: November 30, 2010

Exhibit A

ADVANCED SERIES TRUST

AST High Yield Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 30th day of July, 2010 among Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (ASTISI), a Maryland corporation (together, the Co-Managers), and J.P. Morgan Investment Management Inc. (JP Morgan or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust, a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and ASTISI act as Co-Managers of the Trust and

WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers from time to time, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct from time to time, and shall determine, in its discretion and without prior consultation with the Co-Managers, from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-Laws of the Trust, the Prospectus of the Trust, provided from time to time to the Subadviser by the Co-Managers (collectively, the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust that are not inconsistent with the Trust Documents, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust’s compliance, and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, including, without limitation, Section 817 of the Code and the U.S. Treasury regulations promulgated thereunder, and all other applicable federal laws and regulations. In addition, the Co-Managers may inform the Subadviser in writing of the requirements of certain state laws or regulations applicable to the Trust (“State Requirements”). The Subadviser agrees to manage the portion of the Trust’s assets under its supervision in conformance with such State Requirements. In connection with its management of Trust assets, the Subadviser shall, among other things, assist the Co-Managers with the preparation and filing of such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities, derivative instruments and other investments to be purchased or sold by such portion of the Trust's portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to any broker or dealer affiliated with the Co-Managers or the Subadviser) as it determines in its discretion subject to the requirements of this paragraph. In executing transactions for the Trust and selecting brokers, dealers and futures commission merchants, the Sub-Adviser will use its best efforts to seek on behalf of the Trust the best overall terms available. Within the framework of this policy, the Subadviser shall consider all the factors that it deems relevant including including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker, dealer, or futures commission merchant, the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis and the research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security, derivatives instrument or other investment to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, derivative instruments and other investments to be sold or purchased. In such event, allocation of the securities, derivatives instruments and other investments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients. The Co-Managers recognize that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Trust.

(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.

(v) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i)  continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.

(b) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(c) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to comply with the 1940 Act, the Advisers Act, other applicable federal regulations and State Requirements.

(d) Upon request, the Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with the performance of this Agreement and any reports prepared in accordance with the compliance procedures maintained pursuant to paragraph 1(c) hereof as the Manager may reasonably request.

(e) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reporting and other requirements as shall be established by the Co-Managers.

(f) The Subadviser agrees to provide reasonable assistance to the Co-Managers or the Trust's Custodian in determining the value of any portfolio security. Such reasonable assistance shall include (but is not limited to): (i)  upon the request of the Co-Managers or the Trust's Custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to portfolio securities; and (ii) notifying the Co-Managers in the event the Subadviser has reason to believe that the price it has received for a portfolio security held by the Portfolio does not appear to reflect corporate actions, news, significant events or such security otherwise requires review to determine if fair valuation may be necessary under the Trust’s valuation procedures. Upon reasonable request from the Co-Managers, the Subadviser shall make its employees and officers reasonably available for consultation with the valuation committee of the Trust or the Co-Managers to assist it in its valuation of the securities of the Trust as the valuation committee or the Co-Managers may request from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. The Co-Managers shall pay the Subadviser as full compensation for the services provided and the expenses assumed pursuant to this Agreement a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust over which the Subadviser has investment discretion as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers' receipt of payment from the Trust for management services described under the Management Agreement between the Trust and the Co-Managers. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a direct result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a direct result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. Neither the Co-Managers nor the Subadviser shall be liable for special, consequential or incidental damages.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event to the Co-Managers before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for ASTISI); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 575 Washington Boulevard, Floor 10, Jersey City, N.J. 07310-1617, Attention: Scott Moritz.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. Subadviser agrees that, for so long as Subadviser is the sole subadviser of any series of the Trust, the name "J.P. Morgan" may be used in the name of such series and that such use of the name “J.P. Morgan” may include use of the name in related fund and variable insurance product prospectuses, reports, and sales and marketing materials used by the Co-Managers and/or their affiliates. Upon termination of this Agreement, new uses of the name of J. P. Morgan (or any derivative or logo) by the Co-Managers and/or their affiliates in such types of materials shall promptly cease. Notwithstanding the foregoing, the Subadviser agrees that such fund and variable insurance product prospectuses, reports, and sales and marketing materials containing the name of J. P. Morgan (or any derivative or logo) that had been published and distributed prior to the termination of the Agreement may continue to be used by the Co-Managers and/or their affiliates after the termination of this Agreement. Co-Managers acknowledge that the name J.P. Morgan is the property of the Subadviser for copyright and other purposes.

9. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

10. This Agreement shall be governed by the laws of the State of New York.

11. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

12. (a) Except where prohibited by applicable law or regulation, with the exception of portfolio management of such portion of the Trust’s portfolio securities as has been delegated to the Subadviser by the Co-Managers, the Subadviser may delegate the performance of any or all of its functions under this Agreement to an “affiliated person” (as defined in the 1940 Act) of the Subadviser and may employ an unaffiliated third party to perform any accounting, administrative, reporting, and ancillary services required to enable the Subadviser to perform its functions under this Agreement. Notwithstanding anything herein to the contrary, the Subadviser's liability to the Co-Managers under this Agreement shall not be affected in any way whatsoever by any delegation of services by the Subadviser to any “affiliated person” of the Subadviser or any unaffiliated third party.

(b) Notwithstanding any other provision of the Agreement, the Subadviser: (i) may provide information about the Co-Managers and the Trust to any “affiliated person” of the Subadviser or any unaffiliated third party for purposes of this Section 12; (ii) will act in good faith and with due diligence in the selection, use, and monitoring of such “affiliated persons” of the Subadviser and/or unaffiliated third parties; and (iii) shall ensure that any “affiliated person” of the Subadviser or unaffiliated third party to which services have been delegated hereunder is subject to confidentiality and non-disclosure obligations that are substantially similar to the confidentiality and non-disclosure obligations to which the Subadviser is subject with respect to the Trust .

13. Termination of this Agreement will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination of this Agreement, the Subadviser shall be entitled, without prior notice to the Co-Managers, to direct the Custodian to retain and/or realize any assets of the Trust as may be required to settle transactions already initiated. Following the date of effective termination of this Agreement, any new transactions will only be executed by mutual agreement between the Co-Managers and the Subadviser.

14 (a) Subject in all cases to the terms and conditions of the letter agreement attached in Schedule B hereto, dated as of the date hereof, by and between PI and the Subadviser, neither the Co-Managers nor the Subadviser shall disclose information of a confidential nature acquired in consequence of this Agreement, except for information which they may be entitled or bound to disclose by law, regulation, regulatory requirement or which is disclosed to their advisers where reasonably necessary for the performance of their professional services or, in the case of the Subadviser, as permitted in accordance with Section 12 of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, including Section 12 and 14a, to the extent that any market counterparty with whom the Subadviser deals requires information relating to the Trust (including, but not limited to, the identity of the Co-Managers and market value of the Trust), the Subadviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Co-Managers or the Trust in accordance with the terms of this Agreement.

15. To help the government fight the funding of terrorism and money laundering activities, Subadviser has adopted a Customer Identification Program, ("CIP") pursuant to which Subadviser is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate Subadviser’s compliance with its CIP, the Co-Managers hereby represent and warrant that (i) they have provided the Subadviser with the Trust’s taxpayer identification number or other government issued identification number, (ii) all documents provided to Subadviser are true and accurate as of the date hereof, and (iii) the Co-Managers agree to provide to Subadviser such other information and documents that Subadviser requests in order to comply with Subadviser’s CIP.
IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By:     /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Senior Vice President

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: President

J. P. MORGAN INVESTMENT MANAGEMENT INC.

By:     /s/ Scott Moritz
Name: Scott Moritz
Title: Vice President

SCHEDULE A
ADVANCED SERIES TRUST

AST High Yield Portfolio

As compensation for services provided by J.P. Morgan Investment Management Inc. (JP Morgan), Prudential Investments LLC and AST Investment Services, Inc. will pay JP Morgan a fee equal, on an annualized basis, to the following:

Portfolio Name AST High Yield Portfolio

Advisory Fee

When net assets managed by JP Morgan are equal to or less than $1 billion, 0.27% of such average daily net assets; and

When net assets managed by JP Morgan exceed $1 billion, 0.25% of such average daily net assets

Dated as of July 30, 2010

 Exhibit B

MANAGEMENT OF J. P. MORGAN INVESTMENT MANAGEMENT INC. (JP Morgan)

J.P. Morgan Investment Management Inc. (JP Morgan) is an indirect wholly-owned subsidiary of J.P. Morgan Chase Co., a publicly held bank holding company and global financial services firm. JP Morgan manages assets for governments, corporations, endowments, foundations and individuals worldwide. As of December 31, 2009, J.P. Morgan and its affiliated companies had approximately $1.2 trillion in assets under management worldwide. J.P. Morgan's address is 245 Park Avenue, New York, New York 10167.

Name and Address	Current Position with JP Morgan
Evelyn V. Guernsey 270 Park Avenue New York, NY 10017	President, Director, Managing Director
George C.W. Gatch 245 Park Avenue New York, NY 10167	Director, Managing Director
Seth P. Bernstein 245 Park Avenue New York, NY 10167	Director, Global Head of Fixed Income, Managing Director
Lawrence M. Unrein 270 Park Avenue New York, NY 10017	Director, Managing Director
Martin R. Porter 20 Finsbury Street London, EC2Y 9AQ	Global Head of Equities, Managing Director
Clive S. Brown 20 Finsbury Street London, EC2Y 9AQ	Director, Managing Director
Scott E. Richter 1111 Polaris Parkway Columbus, OH, 43240	Secretary
Joseph K. Azelby 245 Park Avenue New York, NY 10167	Director, Managing Director
Paul A. Quinsee 245 Park Avenue New York, NY 10167	Director, Managing Director
John H. Hunt 270 Park Avenue New York, NY 10017	Director, Managing Director
Richard T. Madsen 270 Park Avenue New York, NY 10017	CFO, Director, Managing Director
Joseph J. Bertini 245 Park Avenue New York, NY 10167	Chief Compliance Officer

Comparable Funds for which JP Morgan Serves as Adviser and/or Subadviser

The table below lists the similar mutual funds that are advised by JP Morgan as of May 31, 2010, the size of each fund, and the rate of compensation received by JP Morgan for the investment advisory services it provides for each fund:

Fund Name	Fund Net Assets as of May 31, 2010	Fee Paid to JP Morgan (% of average daily net assets)*
JP Morgan High Yield Fund	$ 6.4 billion	0.65%

Exhibit C

SHAREHOLDER INFORMATION

As of September 10, 2010, the Trustees and officers of each Fund, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of September 10, 2010, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Portfolio were as follows:

AST High Yield Portfolio

Name & Address of Beneficial Owner	Shares Owned / (%)
Pru Annuity Distributor Inc Attn: Separate Accounts, 7th Floor 213 Washington St Newark, NJ 07102	66,916,889 / 36.89%
Advanced Series Trust AST Academic Strategies Asset Allocation Portfolio Gateway Center Three 100 Mulberry Street Newark, NJ 07102	47,078,146 / 25.95%
Advanced Series Trust AST Preservation Asset Allocation Portfolio Gateway Center Three 100 Mulberry Street Newark, NJ 07102	26,711,697 / 14.73%
Advanced Series Trust AST Balanced Asset Allocation Portfolio Gateway Center Three 100 Mulberry Street Newark, NJ 07102	19,363,032 / 10.67%
Advanced Series Trust AST Capital Growth Asset Allocation Portfolio Gateway Center Three 100 Mulberry Street Newark, NJ 07102	13,858,102 / 7.64%

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